Exhibit 99.1

Leading InsurTech Company TypTap Raises $100 Million from Centerbridge

HCI and TypTap Management to Host Conference Call on Monday, March 1 at 8:00 AM ET

Tampa, Fla. – February 26, 2021 – HCI Group, Inc. (NYSE:HCI) subsidiary corporation, TypTap Insurance Group, Inc., is pleased to announce that a fund affiliated with Centerbridge Partners, L.P. has invested $100 million in the company. The investment, representing about 11.75% of TypTap, implies a post-money valuation for TypTap of approximately $850 million.

TypTap is an InsurTech company. Its rapidly growing, technology driven insurance operations provide homeowners and flood insurance in Florida. TypTap plans to expand its operations nationwide, having received regulatory approval in 10 additional states with approvals pending in an additional nine states.

In exchange for its investment, Centerbridge received from TypTap preferred shares with liquidation, dividend, redemption, and other rights and received from HCI a four-year warrant to purchase 750,000 HCI common shares at $54.40 per share. The preferred shares automatically convert to common shares upon completion of an initial public offering meeting certain parameters. Terms of the investment also entitle Centerbridge to appoint one director to both the HCI and TypTap boards of directors.

“We are excited about our partnership with Centerbridge,” said Paresh Patel, chief executive officer of HCI and TypTap. “This capital infusion will enable TypTap to pursue its national expansion plans rapidly and to continue developing innovative insurance-related technologies. We will immediately begin preparing TypTap for future growth. Centerbridge will be a valuable partner in all our efforts and we look forward to working with them.”

Eric Hoffman, Managing Director at Centerbridge, commented: “We have been enthusiastically observing TypTap’s growth trajectory and progress over the last couple of years and are particularly impressed by what the leadership team has been able to accomplish with respect to profitably scaling its InsurTech platform.”

HCI will file one or more Forms 8-K with the Securities and Exchange Commission containing additional information regarding this transaction. The company has also made available a supplemental presentation that can be found in the Investor Information section of HCI Group’s website.

J.P. Morgan Chase & Co. acted as sole placement agent on the transaction.

Foley & Lardner LLP acted as legal advisor for HCI Group.

Kirkland & Ellis LLP acted as legal advisor for Centerbridge.

Conference Call

HCI will hold a conference call on Monday, March 1, 2021 at 8:00 a.m. Eastern time (5:00 a.m. Pacific time) to discuss the transaction. A question-and-answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Date: Monday, March 1

Time: 8:00 a.m. Eastern time (5:00 a.m. Pacific time)

Listen-only toll-free number: 888-506-0062

Listen-only international number: 973-528-0011

Entry Code: 885514

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

A replay of the call will be available on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through April 1, 2021.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay Passcode: 40205

About Centerbridge Partners, L.P.

Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines—from private equity to credit and related strategies, and real estate—in an effort to find the most attractive opportunities for our investors and business partners. The Firm was founded in 2005 and as of December 31, 2020 has approximately $28 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives. For more information, please visit www.centerbridge.com.

About TypTap Insurance Group, Inc.

Funded by HCI Group, Inc. (NYSE:HCI), TypTap was founded in 2016 with the mission of utilizing technology, data, and data analytics to simplify the insurance experience. TypTap is a rapidly growing, technology-driven insurance company that provides homeowners and flood insurance in Florida with plans to expand its operations nationwide. TypTap uses its innovative, proprietary, online platform to quote and bind policies quickly and efficiently. It also has powerful algorithms, enabled by artificial intelligence, designed to identify policies that deliver profitable results while mitigating risk.

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond HCI’s control and could materially affect actual results, performance, or achievements. Factors that could cause operating, financial and other results to differ are described in HCI’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of HCI’s website at www.hcigroup.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to HCI as of the date hereof, and HCI does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

TypTap Company Contact:

Kevin Mitchell, President

TypTap Insurance Company

Tel (813) 405-3603

kmitchell@typtap.com

TypTap Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

HCI Company Contact:

Rachel Swansiger, Esq.

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

HCI Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com